Maiden Holdings, Ltd. Investor Update November 2022

Investor Disclosures 1 Forward Looking Statements This presentation contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on Maiden Holdings, Ltd.’s (the “Company”) future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law. Any discrepancies between the amounts included in this presentation and amounts included in the Company’s Form 10-Q for the three and nine months ended September 30, 2022, filed with the SEC are due to rounding. Non-GAAP Financial Measures In addition to the Summary Consolidated Balance Sheets and Consolidated Statements of Income, management uses certain key financial measures, some of which are non-GAAP measures, to evaluate the Company's financial performance and the overall growth in value generated for the Company’s common shareholders. Management believes that these measures, which may be defined differently by other companies, explain the Company’s results to investors in a manner that allows for a more complete understanding of the underlying trends in the Company’s business. The non-GAAP measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. See the Appendix of this presentation for a reconciliation of the Company’s non-GAAP measures to the nearest GAAP measure.

Maiden Holdings Q3 2022 Highlights

- **On November 9, Maiden announced plans to exchange all preference shares for its common shares**
  - Exchange offers preference shareholders enhanced liquidity and value while accretive to Maiden shareholders and simplifying Maiden's balance sheet – see slide 9 for further information
    - Estimate the exchange will significantly increase book value by approximately $0.82 per common share while creating value and liquidity for preference shareholders
    - Maiden Q3 pro forma book value with effect of exchange is $3.20 per common share and adjusted book value is $3.61 per common share
  - Capital management – repurchased $176.4m preference shares since Q4 2020, increasing book value by $1.81 per common share through 9/30/2022 – no repurchases made in Q3
    - Maiden Reinsurance owns more than 73% of each series of preference shares and has consented to the exchange
- **Q3 GAAP book value decreased to $2.38 per common share**
  - Adjusted book value decreased to $2.79 per common share
  - Unrealized bond losses resulting from rising interest rates as well as net loss due to weaker underwriting results were the principal drivers of book value change in Q3
  - Book value benefitted from net long position in non-USD liabilities as US dollar continued to strengthen
- **GAAP net loss available to common shareholders was $8.2m or $0.09 per share – see recap on slide 3**
  - Unfavorable underwriting results in AmTrust Reinsurance segment included $3.7m charge during Q3 to commute $27.6m in French Hospital Liability reserves
  - Investment results were lower in Q3 2022 due to continuing run-off of restricted fixed income assets and higher realized and unrealized losses in hedge fund and private credit asset classes
- **Capital management complemented by continuing progress in other pillars of business strategy**
  - Asset management – increased alternative investments by 16.9% to $263.6m in 2022 and despite difficult market environment, target investment returns are starting to emerge
  - Legacy underwriting – near-term growth prospects for Genesis Legacy Solutions ("GLS") are strong with nearly $30m in insurance liabilities at 9/30/2022
- **Deferred tax asset = $1.39 per share at September 30, 2022 – still carries full valuation allowance**
  - Not recognized as an asset on balance sheet currently
  - Growing (but not yet sufficient) positive evidence to reduce valuation allowance

2

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

MAIDEN HOLDINGS, LTD.

Maiden Holdings – Q3 2022 Results Recap

($ millions, except per share amounts)	Q3 2022	Q3 2021	Comments
Net Income and Per Share Data			
GAAP Net (Loss) Income Attributable to Common Shares	$(8.2)	$2.9	• Net income attributable to Maiden common shareholders in Q3 2021 includes $6.0m of gains from partial redemption of preference shares. No shares were repurchased in Q3 2022 • Summary GAAP Balance Sheet, Income Statement and Non-GAAP Financial Measures in Appendix
Per common share	$(0.09)	$0.03	
GAAP Net Loss (excluding gains from preference share repurchases)	$(8.2)	$(3.1)	• Q3 2022 underwriting loss and lower investment results partially offset by higher foreign exchange and other gains and slightly lower operating expenses compared to Q3 2021
Key Income Statement Details			
Underwriting Loss	$(12.6)	$(3.6)	• Maiden commuted its French Hospital Liability reserves back to AmTrust in Q3 and incurred a $3.7 million charge as part of that commutation. Excluding that charge, underwriting loss of $9.m in Q3 2022 compared to underwriting loss of $3.6m in Q3 2021 • The higher underwriting loss principally emanated from the AmTrust Reinsurance segment, where continued modest favorable development in workers' compensation was offset by higher losses in commercial lines, European Structural Defect and to a lesser extent Italian Hospital Liability resulted in net adverse development of $0.8m, compared to favorable loss development of $5.4m in Q3 2021, primarily in the AmTrust Reinsurance segment • Diversified prior year favorable loss development approximately $1.1m lower in Q3 2022 compared to Q3 2021
Investment Results	$4.7	$5.7	• Lower investment income of $4.7m in Q3 2022 compared to $5.7m in Q3 2021 generally due to realized and unrealized losses of $1.6m in Q3 2022 mainly attributable to other investments compared to realized and unrealized losses of $0.9m in Q3 2021, principally in private credit asset classes primarily the result of ongoing market volatility and rising interest rates • Loss on equity method investments was $0.4m in Q3 2022 vs. loss of $0.8m in Q3 2021, principally from hedge fund investments offset by gains in other equity method investments
Operating Expenses	$6.5	$6.7	• Operating expenses continued to trend lower as G&A expenses decreased by $0.2m, or 2.4% in Q3 2022 vs. Q3 2021 due to lower legal and audit fees
Foreign Exchange and Other Gains	$8.6	$4.1	• Primarily due to reserve revaluation due to strengthening of U.S. dollar relative to Euro and British pound

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

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MAIDEN HOLDINGS, LTD.

Maiden Holdings – YTD Q3 2022 Results Recap

($ millions, except per share amounts)	YTD Q3 2022	YTD Q3 2021	Comments
Net Income and Per Share Data			
GAAP Net Income Attributable to Common Shares	$19.2	$101.4	• Net income attributable to Maiden common shareholders in the nine months ended September 30, 2022, includes $28.2m of gains from repurchase of preference shares, significantly down from $87.2m during same period in 2021
Per common share	$0.22	$1.17	• Summary financial statement data in Appendix
GAAP Net (Loss) Income (excl. gains from preference share repurchases)	$(9.0)	$14.3	• YTD Q3 2022 underwriting loss and lower investment results offset by higher foreign exchange and other gains and slightly lower operating expenses
Key Income Statement Details			
Underwriting (Loss) Income	$(19.4)	$6.4	• Underwriting loss of $19.4m in the nine months ended September 30, 2022, impacted by lower AmTrust earned premium and higher losses in that segment. • Favorable prior year loss development declined to $5.5m for the nine months ended September 30, 2022, compared to $23.7m during the same period in 2021 • Current year losses of $24.9m in nine months ended September 30, 2022, compared to $17.3m during the same period in 2021 • Negative AmTrust premium adjustments and reversals of Audit Non-Compliance surcharges on WC policies and adjustments to inuring reinsurance on Specialty Program business led to underwriting loss of $19.4m
Investment Results	$21.6	$37.5	• Lower investment income of $21.6m in the nine months ended September 30, 2022 compared to $37.5m in 2021 due to lower fixed income assets as older reinsurance liabilities continue to run-off • Realized and unrealized gains of $2.8m in the nine months ended September 30, 2022 included $3.7m unrealized gains related to an increase in the valuation of an investment in insurtech start-up company while 2021 mainly due to fixed income securities of 5.8m and 1.1m unrealized on equity securities • Loss on equity method investments was $2.1m in the nine months ended September 30, 2022 vs. income of $4.9 m in the comparative period last year
Operating Expenses	$24.7	$29.6	• Operating expenses were $4.9m, or 16.5% lower in the nine months ended September 30, 2022 vs. 2021 due mainly to lower payroll and discretionary incentive compensation
Foreign Exchange and Other Gains	$19.1	$6.1	• Results due to strengthening of U.S. dollar relative to Euro and British pound against net non-USD liabilities

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

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MAIDEN HOLDINGS, LTD.

Maiden Holdings Business Strategy 5 • We create shareholder value by actively managing and allocating our assets and capital o We leverage our deep knowledge of the insurance and related financial services industries into ownership and management of businesses and assets with the opportunity for increased returns o Change in strategy since 2019 has allowed us to more flexibly allocate capital to activities we believe will produce the greatest returns for our common shareholders • Our strategy has three principal areas of focus o Asset management – investing in assets and asset classes in a prudent but expansive manner in order to maximize investment returns o We limit the insurance risk we assume relative to the assets we hold and maintain required regulatory capital at very strong levels to manage our aggregate risk profile o Legacy underwriting - judiciously building a portfolio of run-off acquisitions and retroactive reinsurance transactions which we believe will produce attractive underwriting returns o Capital management - effectively managing capital and when appropriate, repurchasing securities or returning capital to enhance common shareholder returns • We believe these areas of strategic focus will enhance our profitability o We believe our strategy increases the likelihood of fully utilizing the significant tax NOL carryforwards which would create additional common shareholder value o Expected returns from each strategic pillar are evaluated relative to our cost of debt capital

Asset Management Update 6 * Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein YTD Annualized Gross Return * 30-Sep-22 31-Dec-21 YTD Change AFS and cash -6.8% 444,471 663,232 (218,761) Loan to related party 3.0% 167,975 167,975 - Funds withheld receivable 2.0% 516,589 636,412 (119,823) Total Fixed Income -1.6% 1,129,035 1,467,619 (338,584) Alternative Investments ** Private Equity 3.2% 59,269 48,496 10,773 Private Credit -0.8% 48,826 38,657 10,169 Hedge Funds -27.5% 15,447 32,929 (17,482) Alternatives 15.0% 68,500 46,489 22,010 Venture Capital 29.5% 19,102 7,346 11,756 Real Estate 0.8% 52,425 51,550 875 Total Alternative Investments 3.3% 263,569 225,467 38,102 Total Investable Assets -0.8% 1,392,604 1,693,086 (300,482) * Excluding foreign exchange gains (losses) Investable Assets ** Alternative investments categories presented based on underlying risk exposure and not according to financial reporting classifications as shown in the 10-Q

Asset Management Update

Performance of Investable Assets	Fixed Income		Alternative Investments	
For the Three Months Ended September 30	2022	2021	2022	2021
Gross Returns	-0.1%	0.3%	-0.5%	-4.3%
Net Returns	-0.1%	0.3%	-0.8%	-4.8%
For the Nine Months Ended September 30	2022	2021	2022	2021
Gross Returns	-1.2%	0.7%	2.5%	0.2%
Net Returns	-1.2%	0.6%	2.2%	-0.8%

**Excluding foreign exchange gains (losses)

***Fixed income includes AFS, cash, funds withheld receivable, and loan to related party

Fixed Income

- **Q3 fixed income returns impacted by sharp rise in interest rates**
  - Short portfolio duration of 1.4 years well positioned for current volatility
- **Fixed income portfolio continues to decrease in size as the AmTrust liabilities run off**
- **Floating rate securities compose $318.3m or 28.2% of fixed income investments which should be less interest rate sensitive**
  - $144.5m or 12.8% are CLOs which may be more credit sensitive
    - Average CLO rating is AA+ with 77.1% rated AAA
  - $168.0m or 14.9% is floating rate loan to related party and is priced at Fed Funds rate + 200 basis points

Alternative Investments

- **Increased alternative investments to $263.6m at the end of Q3 2022**
- **Market volatility across numerous asset classes resulted in flat overall returns for the quarter**
  - Q3 2022 returns benefitted from $0.8m favorable mark-to-market adjustment on start-up MGA was offset by a $1.4m losses from hedge fund investment
  - Hedge fund assets decline in Q3 reflecting broader equity market challenges during period and Maiden reallocating funds to other asset classes during quarter
    - Maiden continues to reduce hedge fund position in Q4
  - Interest rate sensitive investments in private credit including those with mortgage exposures faced headwinds during the quarter as well
- **Excluding hedge fund results, alternative portfolio annualized total return for 2022 is 6.7% through Q3 on gross basis**
  - Still on track to exceed benchmark returns
  - Numerous alternative investments not marked to fair value yet - too early in life cycle of investments
  - Current income, longer-term gains, fees in selected instances

Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein

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MAIDEN HOLDINGS, LTD.

Legacy Underwriting Update 8 • GLS formed in November 2020 • GLS insurance liabilities currently $29.5m at 9/30/2022 • GLS pipeline of additional transactions, primarily retroactive reinsurance transactions although balance sheet transaction flow continues to increase • Activity increasing as year-end approaches • Higher interest rates adding element of market pricing variability • Near-term expectations to close additional deals in Q4 are high • Heightened focus on balance sheet acquisitions • Ongoing interest in range of retroactive reinsurance transactions

Capital Management Update

- **Overview of announced exchange of preference shares for Maiden common shares**
  - Securities are subject to variation with consent of more than two-thirds of the preference shareholders
  - MRL's ownership percentage of each series of preference shares as follows

Series	% Owned
Series A	75.0%
Series C	73.6%
Series D	74.3%
Total	74.3%

  - MRL has provided its consent to an exchange – no vote required and Information Statement to be filed
    - **Vermont DFR has approved MRL owning Maiden common shares**
    - **MRL will own 29% of Maiden common, but would be limited to 9.5% voting power per Maiden bye-laws**
    - **Common shares owned by MRL to be eliminated for accounting and financial reporting purposes on the Company's consolidated financial statements**
  - Preference shareholders to receive three Maiden common shares for each preference share owned
  - Exchange was approved by a special committee of the Board of the Company consisting of disinterested directors and, upon advice of its financial advisor, Houlihan Lokey
  - Subject to share price as of date of closing, as a result of the exchange, Maiden estimates that its book value per share will increase by approximately $0.82 per common share in Q4 2022
    - **Maiden Q3 pro forma book value with effect of exchange is $3.20 per common share and adjusted book value is $3.61 per common share**
  - Exchange expected to close on or before December 31, 2022
  - Maiden presently has $74.2 million unutilized authorization to repurchase common shares
- **Maiden did not repurchase any preference shares during Q3 2022**
  - 13,813,116 preference shares repurchased since launch of tender offer in 2020 and repurchase program have added $1.81 in book value per common share inception to date
  - $3.9m of unutilized authorization to repurchase preference shares remaining as of September 30, 2022

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

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MAIDEN HOLDINGS, LTD.

Maiden Holdings, Ltd. Investor Update - Appendix Financial Data for Period Ended September 30, 2022

Summary Consolidated Balance Sheet 11 (in thousands (000's), except per share data) September 30, 2022 (Unaudited) December 31, 2021 Audited Assets Total investments $ 635,542 $ 822,612 Cash and cash equivalents (including restricted) 72,498 66,087 Reinsurance balances receivable, net 12,368 19,507 Reinsurance recoverable on unpaid losses 547,975 562,845 Loan to related party 167,975 167,975 Funds withheld receivable 516,589 636,412 Other assets 36,667 47,172 Total Assets $ 1,989,614 $ 2,322,610 Liabilities Reserve for loss and loss adjustment expenses $ 1,146,084 $ 1,489,373 Unearned premiums 73,760 100,131 Deferred gain on retroactive reinsurance 39,270 48,960 Accrued expenses and other liabilities 147,591 44,542 Senior notes, net 255,516 255,347 Total Liabilities 1,662,221 1,938,353 Equity 327,393 384,257 Total Liabilities and Equity $ 1,989,614 $ 2,322,610 Book value per common share(1) $ 2.38 $ 2.60 Common shares outstanding 87,161,499 86,467,242

Summary Consolidated Statements of Income 12 (in thousands (000's), except per share data) Net premiums written $ 5,222 $ 6,953 (1,915) $ 7,518 Net premiums earned 12,251 15,030 23,816 40,106 Other insurance revenue 368 138 888 946 Net investment income 6,637 7,477 20,871 24,596 Net realized and unrealized gains on investment (1,572) (937) 2,848 8,013 Total revenues 17,684 21,708 48,423 73,661 Net loss and loss adjustment expenses 17,426 10,514 22,017 7,546 Commission and other acquisition expenses 5,398 6,313 12,811 19,154 General and administrative expenses 6,491 6,650 24,671 29,553 Interest and amortization expenses 4,833 4,832 14,498 14,495 Foreign exchange and other losses (gains) (8,586) (4,116) (19,121) (6,070) Total expenses 25,562 24,193 54,876 64,678 Income (loss) before income taxes (7,878) (2,485) (6,453) 8,983 Less: income tax expense (benefit) (91) (155) 451 (363) Add: interest in income of equity method investments (373) (810) (2,143) 4,912 Net (loss) income (8,160) (3,140) (9,047) 14,258 Gain from repurchase of preference shares - 6,004 28,233 87,168 Net income available to Maiden common shareholders $ (8,160) $ 2,864 $ 19,186 $ 101,426 Basic and diluted earnings per share attributable to Maiden common shareholders $ (0.09) $ 0.03 $ 0.22 $ 1.17 Annualized return on average common equity -15% 5% 12% 78% For the Three Months Ended September 30, For the Nine Months Ended September 30, 2022 2021 2022 2021

Segment Information 13 For the Three Months Ended September 30, 2022 Gross premiums written $ 6,185 $ (805) $ 5,380 Net premiums written $ 6,027 $ (805) $ 5,222 Net premiums earned $ 6,932 $ 5,319 $ 12,251 Other insurance revenue 368 - 368 Net loss and loss adjustment expenses ("loss and LAE") (1,965) (15,461) (17,426) Commissions and other acquisition expenses (3,394) (2,004) (5,398) General and administrative expenses(3) (1,901) (521) (2,422) Underwriting loss(4) $ 40 $ (12,667) $ (12,627) Reconciliation to net (loss) Net investment income and realized and unrealized gains on investment 5,065 Interest and amortization expenses (4,833) Foreign exchange and other gains 8,586 Other general and administrative expenses(3) (4,069) Income tax benefit 91 Interest in loss of equity method investments (373) Net loss $ (8,160) Diversified Reinsurance AmTrust Reinsurance Total

Segment Information 14 For the Three Months Ended September 30, 2021 Gross premiums written $ 5,684 $ 1,137 $ 6,821 Net premiums written $ 5,816 $ 1,137 $ 6,953 Net premiums earned $ 7,521 $ 7,509 $ 15,030 Other insurance revenue 138 - 138 Net loss and LAE (554) (9,960) (10,514) Commissions and other acquisition expenses (3,461) (2,852) (6,313) General and administrative expenses(3) (1,583) (407) (1,990) Underwriting (loss) income(4) $ 2,061 $ (5,710) $ (3,649) Reconciliation to net income Net investment income and realized and unrealized gains on investment 6,540 Interest and amortization expenses (4,832) Foreign exchange and other losses 4,116 Other general and administrative expenses(3) (4,660) Income tax benefit 155 Interest in loss of equity method investments (810) Net income $ (3,140) Diversified Reinsurance AmTrust Reinsurance Total

Segment Information 15 For the Nine Months Ended September 30, 2022 Gross premiums written $ 17,069 $ (18,520) $ (1,451) Net premiums written $ 16,605 $ (18,520) $ (1,915) Net premiums earned $ 20,012 $ 3,804 $ 23,816 Other insurance revenue 888 - 888 Net loss and LAE (2,945) (19,072) (22,017) Commissions and other acquisition expenses (10,684) (2,127) (12,811) General and administrative expenses(3) (7,007) (2,281) (9,288) Underwriting income(4) $ 264 $ (19,676) $ (19,412) Reconciliation to net loss Net investment income and realized gains on investment 23,719 Interest and amortization expenses (14,498) Foreign exchange and other gains 19,121 Other general and administrative expenses(3) (15,383) Income tax expense (451) Interest in loss of equity method investments (2,143) Net (loss) $ (9,047) Total Diversified Reinsurance AmTrust Reinsurance

Segment Information 16 For the Nine Months Ended September 30, 2021 Gross premiums written $ 10,947 $ (3,082) $ 7,865 Net premiums written $ 10,600 $ (3,082) $ 7,518 Net premiums earned $ 20,723 $ 19,383 $ 40,106 Other insurance revenue 946 - 946 Net loss and LAE (3,216) (4,330) (7,546) Commissions and other acquisition expenses (11,668) (7,486) (19,154) General and administrative expenses(3) (6,190) (1,785) (7,975) Underwriting income(4) $ 595 $ 5,782 $ 6,377 Reconciliation to net income Net investment income and realized gains on investment 32,609 Interest and amortization expenses (14,495) Foreign exchange and other gains 6,070 Other general and administrative expenses(3) (21,578) Income tax benefit 363 Interest in income of equity method investments 4,912 Net income $ 14,258 Diversified Reinsurance AmTrust Reinsurance Total

Non-GAAP Financial Measures

	For the Three Months Ended September 30,		For the Nine Months Ended September	
	2022	2021	2022	2021
Non-GAAP operating earnings(5)	$ (21,060)	$ (3,114)	$ (11,362)	$ 58,135
Non-GAAP basic and diluted operating earnings per share attributable to Maiden common shareholders(5)	$ (0.24)	$ (0.04)	$ (0.13)	$ 0.67
Annualized non-GAAP operating return on average adjusted	-33%	-5%	-6%	32%

Reconciliation of net income available to Maiden common shareholders to non-GAAP operating earnings:				
Net income available to Maiden common shareholders	$ (8,160)	$ 2,864	$ 19,186	$ 101,426
Add (subtract)				
Net realized gains on investment	1,572	937	(2,848)	(8,013)
Foreign exchange and other (gains) losses	(8,586)	(4,116)	(19,121)	(6,070)
Interest in loss (income) of equity method investments	373	810	2,143	(4,912)
Change in deferred gain on retroactive reinsurance	(6,259)	(3,609)	(10,722)	(24,296)
Non-GAAP operating earnings(5)	**$ (21,060)**	**$ (3,114)**	**$ (11,362)**	**$ 58,135**
Weighted average number of common shares - basic	**87,161,499**	**86,433,780**	**86,935,823**	**85,937,012**
Adjusted weighted average number of common shares and assur	**87,161,499**	**86,433,780**	**86,935,823**	**85,941,418**

Reconciliation of diluted EPS attributable to Maiden common shareholders to non-GAAP diluted operating (losses) EPS attributable to Maiden common shareholders:				
Diluted earnings per share attributable to Maiden common shar	$ (0.09)	$ 0.03	$ 0.22	$ 1.17
Add (subtract)				
Net realized losses (gains) on investment	0.02	0.01	(0.03)	(0.09)
Foreign exchange and other (gains) losses	(0.10)	(0.05)	(0.22)	(0.07)
Interest in loss (income) of equity method investments	-	0.01	0.02	(0.06)
Change in deferred gain on retroactive reinsurance	(0.07)	(0.04)	(0.12)	(0.28)
Non-GAAP diluted operating (losses) earnings per share attributable to Maiden common shareholders	**$ (0.24)**	**$ (0.04)**	**$ (0.13)**	**$ 0.67**

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MAIDEN HOLDINGS, LTD.

Non-GAAP Financial Measures 18 Non-GAAP underwriting results: Gross premiums written $ 5,380 $ 6,821 $ (1,451) $ 7,865 Net premiums written $ 5,222 $ 6,953 $ (1,915) $ 7,518 Net premiums earned $ 12,251 $ 15,030 $ 23,816 $ 40,106 Other insurance revenue 368 138 888 946 Non-GAAP net loss and LAE(9) (23,685) (14,123) (32,739) (31,842) Commissions and other acquisition expenses (5,398) (6,313) (12,811) (19,154) General and administrative expenses(3) (2,422) (1,990) (9,288) (7,975) Non-GAAP underwriting loss(9) $ (18,886) $ (7,258) $ (30,134) $ (17,919) Non-GAAP net loss and LAE: Net loss and LAE $ 17,426 $ 10,514 $ 22,017 $ 7,546 Less: Change in deferred gain on retroactive reinsurance (6,259) (3,609) (10,722) (24,296) Non-GAAP net loss and LAE(9) $ 23,685 $ 14,123 $ 32,739 $ 31,842 For the Three Months Ended September 30, For the Nine Months Ended September 2022 2021 2022 2021

Non-GAAP Financial Measures 19 (in thousands (000's), except per share data) Investable assets: Total investments $ 635,542 $ 822,612 Cash and cash equivalents 24,376 26,668 Restricted cash and cash equivalents 48,122 39,419 Loan to related party 167,975 167,975 Funds withheld receivable 516,589 636,412 Total investable assets(7) $ 1,392,604 $ 1,693,086 Capital: Preference shares $ 119,672 $ 159,210 Common shareholders' equity 207,721 225,047 Total shareholders' equity 327,393 384,257 2016 Senior Notes 110,000 110,000 2013 Senior Notes 152,500 152,500 Total capital resources(8) $ 589,893 $ 646,757 Total Shareholders’ Equity $ 327,393 $ 384,257 LP Investment Adjustment - 4,083 Unamortized deferred gain on retroactive reinsurance 35,138 45,860 Adjusted shareholders' equity(2) $ 362,531 $ 434,200 Book value per common share $ 2.38 $ 2.60 LP Investment Adjustment - 0.05 Unamortized deferred gain on retroactive reinsurance 0.41 0.53 Adjusted book value per common share(2) $ 2.79 $ 3.18 Reconciliation of total shareholders' equity to adjusted Reconciliation of book value per common share to adjusted September 30, 2022 December 31, 2021

Non-GAAP Financial Measures 20 (1) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding. Management uses growth in this metric as a prime measure of the value we are generating for our common shareholders, because management believes that growth in this metric ultimately results in growth in the Company’s common share price. This metric is impacted by the Company’s net income and external factors, such as interest rates, which can drive changes in unrealized gains or losses on our investment portfolio, as well as share repurchases. (2) Adjusted Total Shareholders' Equity and Adjusted Book Value per Common Share: Management has adjusted GAAP shareholders' equity by adding the following items: 1) the unamortized deferred gain on retroactive reinsurance arising from LPT/ADC Agreement; and 2) an adjustment which reflects the equity method accounting related to the fair value of certain hedged liabilities within an equity method investment in a limited partnership held by the Company wherein the ultimate realizable value of the asset supporting the hedged liabilities cannot currently be recognized at fair value. As a result, by virtue of this adjustment, management has also computed the Adjusted Book Value per Common Share. The deferred gain on retroactive reinsurance represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement. The LP Investment Adjustment reflects the fair value of the assets not presently able to be recognized currently. We believe reflecting the economic benefit of both items is helpful to understand future trends in our operations, which will improve the Company's shareholders' equity over the settlement or contract periods, respectively. (3) Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting loss. (4) Underwriting income (loss) is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. For purposes of these non-GAAP operating measures, the fee-generating business which is included in our Diversified Reinsurance segment, is considered part of the underwriting operations of the Company. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

Non-GAAP Financial Measures 21 (10) During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive. (8) Total capital resources is the sum of the Company's principal amount of debt and shareholders' equity. (7) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable. (9) Non-GAAP net loss and LAE and Non-GAAP underwriting income (loss): Management has further adjusted the net loss and LAE and underwriting income (loss) (as defined above) by recognizing into income the unamortized deferred gain arising from the LPT/ADC Agreement relating to losses subject to that agreement. The deferred gain represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement on Maiden's underwriting income (loss). Management believes reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations. (5) Non-GAAP operating earnings and non-GAAP basic and diluted operating earnings per common share are non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses, total other-than-temporary impairment losses, foreign exchange and other gains and losses, interest in income of equity method investments and the change in deferred gain on retroactive reinsurance and should not be considered as an alternative to net income (loss). The Company's management believes that the use of non-GAAP operating earnings and non-GAAP diluted operating earnings per common share enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that these measures generally follow industry practice therefore allowing the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. Non-GAAP operating earnings should not be viewed as a substitute for U.S. GAAP net income. (6) Non-GAAP operating return on average common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average adjusted common shareholders' equity as a measure of profitability that focuses on the return to common shareholders. It is calculated using non-GAAP operating earnings divided by average adjusted common shareholders' equity.